UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 28, 2009

Date of Report (Date of earliest event reported)

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

________________________

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [ [ [

] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet

Arrangement of the Registrant.

On April 28, 2009, First Chester County Corporation (the “Corporation”) completed the placement of $5,175,000 aggregate liquidation amount of fixed rate trust preferred securities (the “Trust Preferred Securities”), through a newly formed subsidiary, First Chester County Capital Trust IV, a wholly owned Delaware statutory trust (the “Trust”). In connection with the sale of the Trust Preferred Securities, the Corporation issued $5,330,000 of junior subordinated deferrable interest debentures (the “Debentures”) to the Trust, pursuant to a Junior Subordinated Indenture, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company, as trustee. The Trust Preferred Securities were offered and sold in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds of the offering will be contributed as additional paid in capital to fund growth in the banking operations of First National Bank of Chester County, the Corporation’s wholly owned subsidiary (the “Bank”).

The Trust Preferred Securities and the Debentures have a 30 year maturity, and carry a fixed rate of interest of 12%. The Corporation has retained the right to redeem the Trust Preferred Securities at par (plus accrued but unpaid interest) on any interest payment date on or after April 28, 2014.

The Corporation has guaranteed the distributions with respect to, and amount payable upon liquidation or redemption of, the Trust Preferred Securities on a subordinated basis as set forth in the Guarantee Agreement, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company, as guarantee trustee. The Trust Preferred Securities are not being registered under the Securities Act and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

The Trust Preferred Securities were purchased by a limited number of accredited investors, including $1,000,000 purchased by Clifford E. DeBaptiste, a director of the Corporation and the Bank, and $250,000 purchased by James M. Deitch, a director of the Corporation and the Bank and Managing Director of the American Home Bank Division of the Bank. The remainder of the Trust Preferred Securities were issued to unaffiliated third parties. In connection with the issuance of the Trust Preferred Securities, the Trust also issued $155,000 of common securities which were purchased by the Corporation.

The preceding discussion is qualified in its entirety by reference to the Junior Subordinated Indenture, the form of Debenture, the Amended and Restated Trust Agreement, the form of Trust Preferred Security and the Guarantee Agreement, filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired
Not applicable.
(b)	Pro forma financial information
Not applicable.
(c)	Shell company transactions

Not applicable.
(d)	Exhibits.
Exhibit No.	Description__________________________________________________________
4.1	Junior Subordinated Indenture, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company.
4.2	Form of Debenture (included in Section 2.1 of Exhibit 4.1).
4.3

Amended and Restated Trust Agreement, dated as of April 24, 2009, by and among the

Corporation, Wilmington Trust Company, as property trustee, Wilmington Trust

Company, as Delaware trustee, and the Administrative Trustees named therein.

4.4	Form of Trust Preferred Security (included in Exhibit 4.3).
4.5	Guarantee Agreement, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company, as guarantee trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	FIRST CHESTER COUNTY CORPORATION By: /s/ John Balzarini Name: John Balzarini Title: Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description__________________________________________________________
4.1	Junior Subordinated Indenture, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company.
4.2	Form of Debenture (included in Section 2.1 of Exhibit 4.1).
4.3

Amended and Restated Trust Agreement, dated as of April 24, 2009, by and among the

Corporation, Wilmington Trust Company, as property trustee, Wilmington Trust

Company, as Delaware trustee, and the Administrative Trustees named therein.

4.4	Form of Trust Preferred Security (included in Exhibit 4.3).
4.5	Guarantee Agreement, dated as of April 28, 2009, by and between the Corporation and Wilmington Trust Company, as guarantee trustee.